Exhibit 99.1

Contact:	Larry Wexler	Murray A. Louis, V.P.
Voice:	610.676.1440	610.676.1932
E-Mail:	lwexler@seic.com	mlouis@seic.com
Pages:	One

For Immediate Release

SEI INVESTMENTS DECLARES $.10 PER SHARE DIVIDEND

Oaks, PA, May 25, 2004 – The Board of Directors of SEI Investments Company (NASDAQ:SEIC) today declared a dividend of $.10 (ten cents) per share. The cash dividend will be payable to shareholders of record on June 8, 2004, with a payment date of June 24, 2004 and, is a $.01 per share increase over the dividend paid in December 2003.

About SEI

SEI Investments (NASDAQ:SEIC) is a leading global provider of asset management and investment technology solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of the period ending March 31, 2004, SEI administers over $272 billion in mutual fund and pooled assets, manages over $96 billion in assets, processes almost $50 trillion of investment transactions annually and operates 22 offices in 11 countries. For more information, visit www.seic.com.